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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data", "Changes in Accountants" and"Experts" and to the use of our reports dated May 12, 2008, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-150887) and related Prospectus of Metastorm Inc. and subsidiaries for the registration of its common stock.

/s/  ERNST & YOUNG LLP
Baltimore, Maryland
August 12, 2008

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  Exhibit 23.2